UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2008 (October 27, 2008)

Gehl Company

(Exact name of registrant as specified in its charter)

Wisconsin	001-33504	39-0300430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

143 Water Street West Bend, Wisconsin 53095
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (262) 334-9461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 27, 2008, Tenedor Corporation (“Purchaser”), a Wisconsin corporation and a direct wholly-owned subsidiary of Manitou BF S.A., a French limited company (Société Anonyme) (“Parent”), merged with and into Gehl Company, a Wisconsin corporation (the “Company”), (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of September 7, 2008 (the “Merger Agreement”), among Parent, Purchaser and the Company, with the Company surviving the Merger (the “Surviving Corporation”) as a direct wholly-owned subsidiary of Parent. As a result of the Merger, all outstanding shares of common stock of the Company, par value $0.10 per share (the “Shares”), were converted into the right to receive $30.00 per Share, net to the holder in cash, without interest thereon and less any required withholding taxes, other than Shares held in the treasury of the Company or owned by Parent or any direct or indirect wholly-owned subsidiary of Parent or the Company immediately prior to the effective time of the Merger.

Following the Merger, on October 27, 2008, at the Company’s request, The Nasdaq Stock Market (the “Nasdaq”) filed with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 in order to effect the delisting of the Shares from the Nasdaq. Additionally, the Company intends to file with the SEC a Certification on Form 15 under the Exchange Act requesting that the Shares be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2008, Parent effected the Merger by way of a short-form merger under Wisconsin law. Pursuant to the Merger Agreement, the directors and officers of Purchaser immediately prior to the effective time of the Merger became the directors and officers, respectively, of the Company, in each case until their successors are duly elected or appointed and qualified. As of the effective time of the Merger, Marcel Claude Braud, Bruno Fille and Dominique Himsworth, each of whom was a member of the board of directors of Purchaser immediately prior to the Merger, became the directors of the Surviving Corporation, and William D. Gehl, Malcolm F. Moore, Marcel Claude Braud, Bruno Fille, Dominique Himsworth, Serge Bosche, Daniel M. Keyes, Daniel L. Miller, James J. Monnat, Michael J. Mulcahy, Brian L. Pearlman and Edward C. Delaporte IV, each of whom was an officer of Purchaser immediately prior to the Merger, became the officers of the Surviving Corporation. Immediately after the effective time of the Merger, William D. Gehl was elected to the board of directors of the Surviving Corporation.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, immediately after the effective time of the Merger, the Articles of Incorporation of the Surviving Corporation were amended and restated in their entirety so as to read substantially as the Articles of Incorporation of Purchaser in effect immediately prior to the effective time of the Merger. In addition, immediately after the effective time of the Merger, the Bylaws of the Surviving Corporation were amended and restated in their entirety so as to read substantially as the Bylaws of Purchaser in effect immediately prior to the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2008	GEHL COMPANY

	By:	/s/ Michael J. Mulcahy

Michael J. Mulcahy
Vice President, Secretary and General Counsel